EXHIBIT 10.9

December 18, 2006

Mr. Maris J. Licis

Secretary

Tactical Solution Partners, Inc.

International Trade Center

2408 Peppermill Drive, Suite I

Glen Burnie, MD 21061

Re: Investment Banking Advisory Agreement

Dear Mr. Licis:

This Consulting Agreement (“Agreement”) will certify that Tactical Solution Partners, Inc. (hereinafter referred to as “the Client”) has agreed to engage Sierra Equity Group, Ltd. (“Sierra”) on a non-exclusive basis to perform services related to financial consulting and public relations matters pursuant to the terms and conditions set forth herein.

1.

Services. Sierra shall act as advisor to the Client and perform, as requested by the Client, the following Services:

a.

Introduce Client to a network of accredited individual and institutional investors as well as investment banking firms, and retail and institutional brokerage firms.

b.

Work with and advise Client in the development of a financial public relations program designed to broaden recognition of Client within the financial community nationwide.

c.

Counsel Client regarding its overall strategy and related activities within the financial community.

d.

Assist Client with the preparation and revision of presentation materials for meetings with the investment community.

e.

Such other duties as Client may reasonably request of Sierra from time to time.

f.

At least once per month, subject to scheduling availability:

i.

meet with the financial community on behalf of Client;

ii.

survey key analysts, brokers and institutional investors nationwide;

iii.

maintain ongoing personal contact programs and establish a schedule of activities; and

iv.

arrange meetings between Client’s senior management and members of the financial community; including individual meetings, informal group meetings and formal presentations.

2.

Performance of Services. Sierra shall be obligated to provide the Services as and when requested by Client and shall not be authorized or obligated to perform any Services on

Sierra’s own initiative. The Services shall be performed reasonably promptly after Client’s request, consistent with Sierra’s availability. It is understood that the Services to be provided hereunder are not exclusive to the Client and Sierra has other business obligations, including acting as consultant for other companies, provided however that Sierra shall not provide services to any potential or actual competitor of the Client during the Term of this agreement.

3.

Relationship of the Parties. Sierra shall be, and at all times during the Term of the Agreement shall remain, an independent contractor. As such, Sierra shall determine the means and methods of performing the Services hereunder and shall render the Services at such places it determines. The Client shall pay all reasonable costs and expenses incurred by Sierra in the performance of its duties hereunder, provided however such costs and expenses shall not exceed $250.00 without Client’s prior written approval.

4.

Assurances. Client acknowledges that all opinions and advices (written or oral) given by Sierra to the Client in connection with this Agreement are intended solely for the benefit and use of Client, and Client agrees that no person or entity other than Client shall be entitled to make use of or rely upon the advice of Sierra to be given hereunder.  Furthermore, no such opinion or advice given by Sierra shall by used at any time, in any manner or for any purpose, and shall not be reproduced, disseminated, quoted or referred to at any time, in any manner or for any purpose, except as may be contemplated herein. Client shall not make any public references to Sierra without Sierra’s prior written consent or as required by applicable law.

5.

Compensation. As compensation for the Services to be performed by Sierra hereunder, Sierra shall receive the following:

-

1,500,000 warrants priced at the next established offering price;

-

500,000 warrants priced at a 10% premium to the next established offering price;

-

500,000 warrants priced at a 25% premium to the next established offering price;

-

500,000 warrants priced at a 50% premium to the next established offering price;

-

A retainer fee of $5,000.00 per month for a period of 12 months; and

-

750,000 shares of restricted common stock.

6.

Additional Services. Should Client desire Sierra to perform additional services not outlined herein, Client may make such request to Sierra in writing. Sierra may agree to perform those services at its sole discretion; however, any additional services performed by Sierra may require an additional compensation schedule to be mutually agreed upon prior to rendering such services.

7.

Approval of Client Information. Client will be required to approve all stockholder communications, press release and other materials prepared and disseminated on its behalf by Sierra.

8.

Term. This Agreement shall remain in effect until December 17, 2007 unless otherwise mutually agreed upon by Client and Sierra.

9.

Due Diligence/Disclosure

a.

Client recognizes and confirms that, in advising Client and in fulfilling its retention hereunder, Sierra will use and rely upon data, material and other information furnished to it by Client. Client acknowledges and agrees that in performing its Services under this Agreement, Sierra may relay upon the data, material and other information supplied by Client without independently verifying the accuracy, completeness or veracity of same.

b.

Except as contemplated by the terms hereof or as required by applicable law, Sierra shall keep confidential, indefinitely, all non-public information provided to it by Client, and shall not disclose such information to any third party without Client’s prior written consent, other than such of its employees and advisors as Sierra reasonably determines to have a need to know.

10.

Indemnification.

a.

Client shall indemnify and hold Sierra harmless against any and all liabilities, claims, lawsuits, including any and all awards and/or judgments to which it may become subject under the Act or the Securities Exchange Act of 1934, as amended (the “1934 Act”) or any other federal or state statute, at common law or otherwise, insofar as said liabilities, claims and lawsuits, (including awards and/or judgments) arise out of or are in connection with the Services rendered by Sierra in connection with this Agreement, except for any liabilities, claims, and lawsuits (including awards, judgments and related costs and expenses), arising out of acts or omissions of Sierra. In addition, the Client shall indemnify and hold Sierra harmless against any and all reasonable costs and expenses, including reasonable attorney fees, incurred or relating to the foregoing. If it is judicially determined that Client will not be responsible for any liabilities, claims and lawsuits or expenses related thereto, the indemnified party, by his or its acceptance of such amounts, agrees to repay Client all amounts previously paid by Client to the indemnified person and will pay all costs of collection thereof, including but not limited to reasonable attorney’s fees related thereto. Sierra shall give Client prompt notice of any such liability, claim or lawsuit, which Sierra contends is the subject matter of Client’s indemnification and Sierra thereupon shall be granted the right to take any and all necessary and proper action, at its sole cost and expense, with respect to such liability, claim and lawsuit, including the right to settle, compromise and dispose of such liability, claim or lawsuit, excepting therefrom any and all proceedings or hearings before any regulatory bodies and/or authorities.

b.

Sierra shall indemnify and hold Client and its director, officers, employees and agents harmless against any and all liabilities, claims and lawsuits, including and all award and/or judgments to which it may become subject under the Act, the 1934 Act or any other federal or state statute, at common law or otherwise, insofar as said liabilities, claims and lawsuits (including awards and/or judgements) arise out of or are based upon Sierra’s gross negligence or willful misconduct, or any untrue statement or alleged untrue statement of a material fact or omission of a material fact required to be stated or necessary to make the statement provided by Sierra not misleading, which statement or omission was made in reliance upon information furnished in writing to Client by or on behalf of Sierra for inclusion in any registration statement or prospectus or any amendment or supplement thereto in connection with any transaction to which this Agreement applies. In addition, Sierra shall also indemnify and hold Client harmless against any and all costs and expenses, including reasonable attorney fees, incurred or relating to the foregoing. Client shall give Sierra prompt notice of any such liability, claim or lawsuit which Client contends is the subject matter of Sierra’s indemnification and Sierra thereupon shall be granted the right to take any and all necessary and proper action, at its sole cost and expense, with respect to such liability, claim and lawsuit, including the right to settle, compromise or dispose of such liability, claim or lawsuit, excepting therefrom any and all proceedings or hearings before any regulatory bodies and/or authorities.

c.

The indemnification provisions contained in this Section 10 are in addition to any other rights or remedies which either party hereto may have with respect to the other or hereunder.

11.

General Provisions.

a.

Entire Agreement. This Agreement between Client and Sierra constitutes the entire agreement between and understandings of the parties hereto, and supersedes any and all pervious agreements and understandings, whether oral or written, between the parties with respect to the matters set forth herein.

b.

Notice. Any notice or communication permitted or required hereunder shall be in writing and deemed sufficiently given if hand-delivered (i) five (5) calendar days after being sent postage prepaid by registered mail, return receipt requested; or (ii) one (1) business day after being sent via facsimile with confirmatory notice by U.S. mail, to the respective parties as set forth above, or to such other address as either party may notify the other in writing.

c.

Binding Nature. This Agreement shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors, legal representatives and assigns. All materials generated pursuant to Section 1 or otherwise produced by Sierra for and on behalf of Client during the Term of this Agreement shall be the sole and exclusive property of Client.

d.

Counterparts. This Agreement may be executed by any number of counterparts, each of which together shall constitute the same original document.

e.

Amendments. No provisions of the Agreement may be amended, modified or waived, except in writing signed by all parties hereto.

f.

Assignment. This Agreement cannot be assigned or delegated, by either party, without the prior written consent of the party to be charged with such assignment or delegation, and any unauthorized assignments shall be null and void without effect and shall immediately terminate the Agreement.

g.

Applicable Law. This Agreement shall be construed in accordance with and governed by the laws of the State of Florida, without giving effect to its conflict of law principles. The parties hereby agree that any dispute(s) or claim(s) with respect to this Agreement of the performance of any obligations thereunder, shall be settled by arbitration and commenced and adjudicated under the rules of the American Arbitration Association. The arbitration shall take place in Miami, Florida if commenced by either party. The arbitration shall be conducted before a panel of three (3) arbitrators, one appointed by each of the parties and the third selected by the two appointed arbitrators.  The arbitrators in any arbitration proceeding to enforce this Agreement shall allocate the reasonable attorney’s fees, among one or both parties in such proportion as the arbitrators shall determine represents each party’s liability hereunder. The decision of the arbitrator shall be final and binding and may be entered into any court having proper jurisdiction to obtain a judgement for the prevailing party. In any proceeding to enforce an arbitration award, the prevailing party in such proceeding shall have the right to collect from the non-prevailing party, its reasonable fees and expenses incurred in enforcing the arbitration award (including, without limitation, reasonable attorney’s fees).

If you are in agreement with the foregoing, please execute two copies of this Agreement in the space provided below and return them to the undersigned.

Very truly yours,

Sierra Equity Group, Ltd

By:	/s/ Alan David Goddard
Alan David Goddard, CEO

ACCEPTED AND AGREED TO AS OF THE DATE FIRST ABOVE WRITTEN

Tactical Solution Partners, Inc.

By: /s/ Maris J. Licis_________

      Maris J. Licis, Secretary